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                   CERTIFICATIONS PURSUANT TO SECTION 906
                                                                   EX-99.906CERT



                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Salomon Brothers Series Funds Inc: Salomon Brothers Institutional Money Market Fund (the "Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                     Chief Financial Officer
Salomon Brothers Series Funds               Salomon Brothers Series Funds
Inc: Salomon Brothers Institutional         Inc: Salomon Brothers Institutional
Money Market Fund                           Money Market Fund


/s/ R. Jay Gerken                           /s/ Frances M. Guggino
---------------------------                 ----------------------------
R. Jay Gerken                               Frances M. Guggino
Date:    September 3, 2004                  Date:    September 3, 2004


This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 'SS' 1350 and is not being filed as part of the Form N-CSR with the Commission.